Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Explanatory Note

On July 3, 2022, Syros Pharmaceuticals, Inc., a Delaware corporation (“Syros”), Tack Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Syros (“Merger Sub”), and Tyme Technologies, Inc., a Delaware corporation (“Tyme”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, among other matters, and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Tyme, with Tyme continuing as a wholly owned subsidiary of Syros and the surviving corporation of the merger (the “Merger”). The Merger, together with the PIPE Financing (defined below), is intended to be tax free for U.S. federal income tax purposes to Tyme stockholders.

Syros is filing this Current Report on Form 8-K to provide pro forma financial information reflecting the Merger for the year ended December 31, 2021 and as of and for the six months ended June 30, 2022. As previously disclosed, on September 16, 2022, Syros completed its acquisition of Tyme pursuant to the Merger Agreement. For certain additional information relating to the completion of the Merger, please refer to the Current Report on Form 8-K filed by Syros on July 5, 2022, as amended.

The pro forma financial information included in this Current Report on Form 8-K has been presented for informational purposes only. It does not purport to represent the actual results of operations that Syros and Tyme would have achieved had the companies been combined during the periods presented in the pro forma financial information and is not intended to project the future results of operations that the combined company may achieve after completion of the Merger.

The Merger

On September 16, 2022, the Company filed an amendment to its Restated Certificate of Incorporation (the “Restated Certificate of Incorporation”) with the Secretary of State of the State of Delaware to effect the reverse stock split of its common stock, such that every 10 shares of the Company’s common stock held by a stockholder immediately prior to the reverse stock split were combined and reclassified into one share of the Company’s common stock (the “Reverse Stock Split”). Except where otherwise indicated, all share and per share amounts in the accompanying financial statements, related footnotes, and management’s discussion and analysis have been adjusted retroactively to reflect the Reverse Stock Split as if it had occurred at the beginning of the earliest period presented.

The Merger closed on September 16, 2022 pursuant to the Merger Agreement. At the closing of the Merger, Syros issued an aggregate of 7,546,014 shares of its common stock to the former Tyme stockholders, in exchange for all of the shares of Tyme common stock issued and outstanding immediately prior to the Merger, based on an exchange ratio of 0.04382 with Tyme surviving as a wholly-owned subsidiary of the Company. In connection with the closing of the Merger, and in accordance with the terms of the Merger Agreement, the Company acquired net cash, cash equivalents and marketable securities of approximately $67.1 million. The exchange ratio was determined through arm’s-length negotiations between the Company and Tyme. In addition, each outstanding and unexercised option to purchase shares of Tyme common stock granted to an individual who continued as a service provider to Tyme at the effective time of the Merger was assumed by the Company and converted into an option to purchase shares of the Company’s common stock, with necessary adjustments to reflect the exchange ratio.

The issuance of the shares of the Company’s common stock to the former stockholders of Tyme was registered with the U.S. Securities and Exchange Commission (the “SEC”) on the Company’s Registration Statement on Form S-4, as amended (File No. 333-266184) (the “Registration Statement”)

PIPE Financing

On July 3, 2022, Syros entered into a securities purchase agreement (the “Securities Purchase Agreement”) with several institutional accredited investors, pursuant to which Syros agreed to issue and sell to the investors in a private placement (the “PIPE Financing”) an aggregate of 6.38 million shares of Syros common stock, par value $0.001 per share (the “Shares”), and, in lieu of Shares to certain investors, pre-funded warrants to purchase an aggregate of 7.43 million shares of common stock (the “Pre-Funded Warrants”), and, in each case, accompanying warrants (the “Warrants”) to purchase an aggregate of up to 13.8 million additional shares of common stock (or Pre-

Funded Warrants to purchase common stock in lieu thereof) at a price of $9.40 per share and accompanying Warrant (or $9.399 per Pre-Funded Warrant and accompanying Warrant). The price per Pre-Funded Warrant and accompanying Warrant represents the price of $9.40 per share and accompanying Warrant to be sold in the PIPE Financing, minus the $0.0001 per share exercise price of each such Pre-Funded Warrant. The exercise price of the Warrants is $10.34 per share, or if exercised for a Pre-Funded Warrant in lieu thereof, $10.339 per Pre-Funded Warrant (representing the Warrant exercise price of $10.34 per share minus the $0.0001 per share exercise price of each such Pre-Funded Warrant). The Warrants are exercisable beginning six months after the closing date of the PIPE Financing and prior to five years after the closing date of the PIPE Financing. The Pre-Funded Warrants are exercisable at any time after their original issuance and will not expire.

On September 16, 2022, the PIPE Financing closed and the Company issued 6,387,173 shares of common stock, and, in lieu of shares of common stock, pre-funded warrants (the “2022 Pre-Funded Warrants”) to purchase an aggregate of up to 7,426,739 shares of common stock, and, in each case, accompanying warrants (the “2022 Warrants”) to purchase an aggregate of up to 13,813,912 additional shares of common stock (or 2022 Pre-Funded Warrants to purchase common stock in lieu thereof) at a price of $10.34 per share and accompanying 2022 Warrant (or $10.339 per 2022 Pre-Funded Warrant and accompanying 2022 Warrant). The PIPE Financing resulted in aggregate gross proceeds of $129.9 million, before $10.1 million of transaction costs.

Oxford Finance Loan Agreement Amendment

Also on July 3, 2022, Syros entered into an amendment (the “Loan Amendment”) to its Loan and Security Agreement (the “Loan Agreement”) with Oxford Finance LLC, in its capacity as lender (in such capacity, the “Lender”) and collateral agent (in such capacity, the “Agent”). Pursuant to the Loan Amendment, the Lender and Agent have agreed to modify the Loan Agreement in order to, among other things, (i) consent to the entry into the Merger Agreement, and subject to certain conditions, the consummation of the Merger; (ii) upon the consummation of the Merger and the PIPE Financing and the receipt of proceeds therefrom and subject to the payment of certain fees, extend the interest only period end date from March 1, 2023 to March 1, 2024 and extend the maturity date from February 1, 2025 to February 1, 2026; and (iii) upon the achievement of certain milestones and subject to the payment of certain fees, further extend the interest only period end date to September 1, 2024 and maturity date to August 1, 2026.

Pro Forma Financial Information

In the unaudited pro forma combined financial statements, the Merger is expected to be accounted for as a recapitalization under U.S. GAAP because the primary assets of Tyme at the effective date are expected to be primarily cash and marketable securities. Syros was determined to be the accounting acquirer based upon the terms of the Merger and other factors including: (1) Syros stockholders will own a substantial majority of the voting rights of the combined organization; (2) Syros will designate a majority of the initial members of the board of directors of the combined organization; and (3) Syros senior management will hold all key positions in senior management of the combined organization.

The unaudited pro forma combined balance sheet data as of June 30, 2022 gives effect to the PIPE Financing, the Loan Amendment and the Merger as if they took place on June 30, 2022. The unaudited pro forma combined statements of operations data for the twelve months ended December 31, 2021 and the six months ended June 30, 2022 give effect to the Merger and the Loan Amendment as if they took place on January 1, 2021. Syros and Tyme have different fiscal year ends. Syros’ fiscal year ends on December 31, whereas Tyme’s fiscal year ends on March 31. The unaudited pro forma condensed combined statement of operations for the twelve months ended December 31, 2021 combines the historical statements of operations of Syros and Tyme for the twelve months ended December 31, 2021. The historical statement of operations for Tyme for the twelve months ended December 31, 2021, was derived from Tyme’s unaudited condensed statement of operations for the three months ended March 31, 2021 and the unaudited condensed statement of operations for the nine months ended December 31, 2021. The historical statement of operations for Tyme for the six months ended June 30, 2022 is Tyme’s unaudited condensed statement of operations for the six months ended June 30, 2022, which was derived from the fourth quarter of the audited statement of operations for the year ended March 31, 2022 and the unaudited statement of operations for the three months ended June 30, 2022.

The adjustments presented on the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the combined organization upon consummation of the Merger. The unaudited pro forma condensed combined financial information is based on assumptions and adjustments that are described in the accompanying notes. The unaudited pro forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. The unaudited pro forma condensed combined financial information should not be relied upon as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined organization will experience. The actual amounts recorded as of the completion of the Merger may differ materially from the information presented in these unaudited pro forma combined financial statements as a result of the amount of cash used by Tyme between the signing of the Merger Agreement and the closing of the Merger, the timing of closing of the Merger, and other changes in the amounts or estimated fair value of Tyme’s assets and liabilities prior to the completion of the Merger.

The unaudited pro forma combined financial statements, including the notes thereto, should be read in conjunction with:

•	The accompanying notes to the unaudited pro forma condensed combined financial information;

•

The audited historical consolidated financial statements of Syros as of and for the year ended December 31, 2021, and 2020 and the related notes set forth in the Annual Report on Form 10-K filed with the SEC on March 15, 2022;

•

The unaudited historical consolidated financial statements of Syros as of and for the six months ended June 30, 2022, and the related notes set forth in the Quarterly Report on Form 10-Q filed with the SEC on August 9, 2022;

•

The audited historical consolidated financial statements of Tyme as of and for the year ended March 31, 2022, and 2021 and the related notes set forth in the Annual Report on Form 10-K filed with the SEC on May 25, 2022;

•

The unaudited historical consolidated financial statements of Tyme as of and for the three months ended June 30, 2022, and the related notes set forth in the Quarterly Report on Form 10-Q filed with the SEC on August 9, 2022;

•

The disclosures contained in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in each of the respective Quarterly Reports on Form 10-Q of Syros and Tyme filed with the SEC on August 9, 2022.

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and does not necessarily reflect what the combined entity’s financial condition or results of operations would have been had the Merger occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the combined entity. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma transaction accounting adjustments represent management’s estimates based on information available as of the date of this unaudited pro forma condensed combined financial information and are subject to change as additional information becomes available and analyses are performed.

The combined entity believes that its assumptions and methodologies provide a reasonable basis for presenting all the significant effects of the transactions based on information available to management at this time and that the unaudited pro forma transaction accounting adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of June 30, 2022

(in thousands, except share and per share data)

	Historical
	Syros (I)	Tyme (II)	Reclassifications		PIPE Financing		Loan Amendment		Merger Accounting Adjustments		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$59,064	$6,415	$—		$119,760	(d)	$(300	)(e)	$(5,504	)(f)	$179,435
Marketable securities	27,220	70,690	—		—		—		—		97,910
Contract assets	2,292	—	—		—		—		—		2,292
Prepaid clinical costs	—	432	(432	)(a)	—		—		—		—
Prepaid expenses and other current assets	3,369	1,483	432	(a)	—		—		—		5,284

Total current assets	91,945	79,020	—		119,760		(300)		(5,404)		284,921
Property and equipment, net	11,994	—	—		—		—		—		11,994
Marketable securities—noncurrent	—	1,114	—		—		—		—		1,114
Other long-term assets	5,316	—	—		—		—		—		5,316
Restricted cash	3,086	—	—		—		—		—		3,086
Right-of-use asset—operating lease	13,687	28	—		—		—		—		13,715
Right-of-use assets—financing leases	206	—	—		—		—		—		206

Total assets	$126,234	$80,162	$—		$119,760		$(300)		$(5,404)		$320,352

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$6,124	$4,685	$—		$—		$—		$—		$10,809
Accrued expenses	20,479	—	910	(b)	—		—		4,495	(i)	25,884
Severance payable	—	445	(445	)(b)	—		—		—		—
Accrued bonuses	—	465	(465	)(b)	—		—		—		—
Deferred revenue	3,591	—	—		—		—		—		3,591
Financing lease obligations, current portion	206	—	—		—		—		—		206
Operating lease obligation, current portion	1,860	27	—		—		—		—		1,887
Debt, current portion	6,667	—	—		—		(6,667	)(e)	—		—

Total current liabilities	38,927	5,622	—		—		(6,667)		4,495		42,337
Financing lease obligations, net of current portion	8	—	—		—		—		—		8
Operating lease obligation, net of current portion	21,887	—	—		—		—		—		21,887
Warrant liability	425	90	—		64,664	(d)	—		—		65,179
Debt, net of debt discount, long term	33,968	—	—		—		6,367	(e)	—		40,335
Severance payable, net of current portion	—	311	(311	)(c)	—		—		—		—
Other long term liabilities	—	—	311	(c)	—		—		—		311

Total liabilities	95,215	6,023	—		64,664		(300)		4,495		170,097

Commitments and contingencies
Stockholders’ equity:
Common stock	62	17	(56	)(j)	6	(d)	—	7	(h)	22
Additional paid-in capital—common stock	554,476	241,031	56	(j)	60,111	(d)	—	(172,517	)(f),(g),(h)	681,435
Accumulated other comprehensive loss	(313)	(534)	—		—		—	534	(h)	(313)
Accumulated deficit	(523,206)	(166,915)	—		(5,021	)(d)	—	161,991	(g),(h),(i)	(533,151)

Total stockholders’ equity	31,019	74,139	—		55,096		—	(9,999)		147,993

Total liabilities and stockholders’ equity	$126,234	$80,162	$—		$119,760		$(300)	$(5,504)		$320,352

Pro Forma notes

(I)	Derived from the unaudited condensed consolidated balance sheet of Syros as of June 30, 2022.
(II)	Derived from the unaudited consolidated balance sheet of Tyme as of June 30, 2022.

Unaudited Pro Forma Condensed Combined Statements of Operations

Year Ended December 31, 2021

(in thousands, except share and per share data)

	Historical
	Syros (I)	Tyme (II)	Reclassifications		PIPE Financing	Loan Amendment		Merger Accounting Adjustments		Pro Forma Combined
Revenue	$23,488	$—	$—		$—	$—		$—		$23,488
Operating expenses:
Research and development	99,872	14,695	506	(a)	—	—		115	(c)	115,188
General and administrative	23,036	9,449	70	(a)	5,021 (e)	—		314	(c)	37,890
Severance expense	—	576	(576	)(a)	—	—		4,495	(f)	4,495

Total operating expenses	122,908	24,720	—		5,021	—		4,924		157,573

Loss from operations	(99,420)	(24,720)	—		(5,021)	—		(4,924)		(134,085)
Change in fair value of warrant liability	16,682	706	—		—	—		—		17,388
Interest income	87	—	—		—	—		—		87
Interest expense	(3,907)	(76)	—		—	116	(b)	—		(3,867)
Other income (expense)	—	98	—		—	—		—		98

Net loss applicable to common stockholders	$(86,558)	$(23,992)	$—		$(5,021)	$116		$(4,924)		$(120,379)

Net loss per share applicable to common stockholders—basic and diluted	$(13.84)	$(0.15)								$(4.36)

Weighted-average number of common shares used in net loss per share applicable to common stockholders—basic and diluted	6,253,498	163,849,671								27,613,506 (d)

Pro Forma notes

(I)	Derived from the audited consolidated statement of operations of Syros for the year ended December 31, 2021.
(II)

Derived from the audited consolidated statement of operations of Tyme for the year ended March 31, 2022, adjusted to December 31, 2021 year end by adding amounts from the unaudited consolidated condensed statement of operations for the three months ended March 31, 2021 and deducting amounts from the unaudited consolidated condensed statement of operations for the three months ended March 31, 2022.

Unaudited Pro Forma Condensed Combined Statements of Operations

Six Months Ended June 30, 2022

(in thousands, except share and per share data)

	Historical
	Syros (I)	Tyme (II)	Reclassifications		Loan Amendment		Pro Forma Combined
Revenue	$11,743	$—	$—		$—		$11,743
Operating expenses:
Research and development	58,271	4,447	1,646	(a)	—		64,364
General and administrative	13,894	7,022	537	(a)	—		21,453
Severance expense	—	2,183	(2,183	)(a)	—		—

Total operating expenses	72,165	13,652	—		—		85,818

Loss from operations	(60,422)	(13,652)	—		—		(74,074)
Change in fair value of warrant liability	2,604	223	—		—		2,827
Interest income	147	—	—		—		147
Interest expense	(1,956)	(25)	—		38	(b)	(1,943)
Other income (expense)	—	145	—		—		145

Net loss applicable to common stockholders	$(59,627)	$(13,309)	$—		$38		$(72,898)

Net loss per share applicable to common stockholders—basic and diluted	$(9.40)	$(0.08)	$—		$—		$(2.63)

Weighted-average number of common shares used in net loss per share applicable to common stockholders—basic and diluted	6,344,192	172,206,894					27,704,200 (d)

Pro Forma notes

(I)	Derived from the unaudited condensed consolidated statement of operations of Syros for the six months ended June 30, 2022.
(II)

Derived from the unaudited condensed consolidated statement of operations of Tyme for the three months ended June 30, 2022, and the fourth quarter of the audited consolidated statement of operations of Tyme for the year ended March 31, 2022.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1—Basis of Presentation

The Merger is accounted for as a recapitalization because Syros has been determined to be the legal and accounting acquirer under Financial Accounting Standards Board’s Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”). The determination is primarily based on the evaluation of the following facts and circumstances taking into consideration:

•	The pre-combination equity holders of Syros will hold the relative majority of voting rights in the combined entity;

•	The pre-combination equity holders of Syros will have the right to appoint the majority of the directors on the combined entity board of directors;

•	Senior management of Syros will comprise the senior management of the combined entity;

•	Operations of Syros will comprise the ongoing operations of the combined entity; and

•	Upon effectiveness of the Merger, the primary assets of Tyme at the effective date were primarily cash, cash equivalents and marketable securities.

Under the recapitalization accounting model, the Merger will be treated as Syros issuing stock for the net assets of Tyme, and any excess of consideration transferred over the fair value of the net assets of Tyme following determination of the actual purchase consideration will be reflected as a reduction to equity. The assets and liabilities of Tyme will be recorded, as of the completion of the Merger, at their fair value which is expected to approximate carrying value because of the short-term nature of the instruments. Syros has preliminarily concluded that the fair value of any intangible assets of Tyme is immaterial.

One-time direct and incremental transaction costs incurred prior to, or concurrent with, the closing of the Merger are reflected in the unaudited pro forma condensed combined balance sheet as a direct reduction to the combined entity’s additional paid-in capital and are assumed to be cash-settled, except for the severance provision, stock-based compensation expense and the PIPE Financing costs attributable to the issuance of the Warrants.

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of SEC Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” The historical financial information of Syros and Tyme include transaction accounting adjustments to illustrate the estimated effect of the Merger, the Loan Amendment and the PIPE Financing and certain other adjustments to provide relevant information necessary for an understanding of the combined entity upon consummation of the transactions described herein. The pro forma adjustments are subject to further adjustments as additional information becomes available and as additional analyses are conducted following the completion of the Merger, the Loan Amendment and the PIPE Financing. There can be no assurances that these additional analyses will not result in material changes to the estimates of fair value and the accounting for the transactions.

The unaudited pro forma condensed combined financial information does not reflect the income tax effects of the pro forma adjustments. Given the combined entity is expected to incur significant losses, a full valuation allowance is anticipated and therefore no income taxes are estimated for purposes of the unaudited pro forma condensed combined financial information.

Management will perform a comprehensive review of the two entities’ accounting policies and may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the post-combination company. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

Note 2—Shares of Syros Common Stock Issued to Tyme Stockholders upon Closing of the Merger

The number of shares of common stock Syros issued to Tyme shareholders, for purposes of these pro forma combined financial statements as of June 30, 2022, is calculated pursuant to the terms of the Merger Agreement, using an Exchange Ratio that assumes Tyme has approximately $63.4 million of net cash as of the Merger closing, assuming it had occurred on June 30, 2022, as follows:

(in thousands, except share and per share amounts)
Estimated number of shares of the combined company to be owned by Tyme stockholders(1)	7,546
Multiplied by the assumed price per share of Syros common stock(2)	$9.40

Estimated fair value of shares of combined company to be owned by Tyme stockholders	$70,932
Estimated fair value of assumed Tyme equity awards attributable to pre-combination service(3)	$861

Estimated purchase price(4)	$71,353

(1)

Represents the number of shares of the combined company that Tyme stockholders would own as of the closing of the Merger pursuant to the Merger Agreement, which, for purposes of these pro forma financial statements, is calculated as 172,206,894 of Tyme shares outstanding as of September 16, 2022, converted into Syros shares using the Exchange Ratio calculated as of September 16, 2022. The final Exchange Ratio 0.4382 was measured on the Merger closing date.

(2)	$9.40 is the 5-day period average closing trading price of Syros common stock calculated using closing prices from June 27, 2022 through July 1, 2022.
(3)

Represents the portion of the acquisition-date fair value of assumed Tyme equity awards that are attributable to pre-combination service. This amount will be determined based on the closing trading price of Tyme common stock on the Merger closing date, the number of Tyme equity awards outstanding on the Merger closing date, and the period of service provided by the holders of the awards prior to the Merger closing date.

(4)

As the Merger is expected to be accounted for as a recapitalization, any difference between the estimated purchase price and the fair value of the net assets of Tyme, which were primarily comprised of cash, cash equivalents and marketable securities, are reflected within equity.

Note 3—Adjustments to Unaudited Pro Forma Combined Balance Sheet as of June 30, 2022

The following pro forma adjustments included in the pro forma condensed combined balance sheet assume that the Merger was consummated on June 30, 2022, and are based on preliminary estimates that could change materially as additional information is obtained.

(a)	To reclassify Prepaid clinical costs to Prepaid expenses and other current assets, to conform with Syros consolidated financial statements presentation.

(b)	To reclassify Accrued bonuses and Severance payable to Accrued expenses, to conform with Syros consolidated financial statements presentation.

(c)	To rename Accrued severance, net of current portion, to Other long term liabilities in connection with the reclassification of (b) above.

(d)

To reflect the issuance of 6.38 million Shares, par value $0.001 per share, and in lieu of Shares to certain investors, Pre-Funded Warrants to purchase an aggregate of 7.4 million shares of common stock at an exercise price of $10.34 per share and accompanying Warrants. The aggregate purchase price for the securities to be sold in the PIPE Financing is $129.9 million. The net proceeds from the PIPE Financing are estimated to be $119.8 million, less transaction costs of $10.1 million, of which $5.0 million was allocated to the Warrants, and expensed. The fair value of the Warrants was $64.6 million, determined using the Black-Scholes valuation model (see Note 5 below).

Syros shares of common stock outstanding at September 16, 2022	6,301,438
Number of shares of common stock to be issued to Tyme stockholders	7,546,014
Shares of common stock issued in PIPE Financing	6,387,173

Total number of shares outstanding after the Merger and PIPE Financing	20,234,625
Par value per share	$0.001

Par value (in thousands)	$20

(e)

To reflect the modification to the senior secured loan facility with Oxford Finance LLC, including the estimated payment of debt issuance costs of $0.3 million that will be reflected as a reduction to the debt balance and the reclassification of the current portion of debt to long-term.

(f)

To reflect the payment of costs that are deemed to be direct and incremental costs of the Merger. These amounts are reflected as a reduction to additional paid-in capital as part of the recapitalization accounting as they reduce the net cash proceeds from the Merger.

(g)

To record (1) $0.9 million of consideration transferred related to the pre-combination service of the replacement awards granted to Tyme by Syros and (2) the post-combination stock-based compensation expense of $0.4 million as an increase in additional paid-in capital and accumulated deficit related to the modification of certain awards extending the exercise period from 90 days to two years for certain awards.

(h)	To reflect the elimination of Tyme’s historical equity and remaining accumulated deficit, and to record Tyme’s net assets acquired as an adjustment to additional paid-in capital.

(i)

To record severance expense of $4.5 million for Tyme’s personnel that was incurred upon termination of employment without cause or upon resignation for good reason before the Merger. This amount is reflected as an increase in accrued expenses and accumulated deficit.

(j)	To reclass par value and APIC due to the stock split that occurred on September 16, 2022.

Note 4—Adjustments to Unaudited Pro Forma Combined Statements of Operations for the Year Ended December 31, 2021 and the Six Months Ended June 30, 2022

The following pro forma adjustment included in the pro forma condensed combined statement of operations assumes that the Merger was consummated on January 1, 2021, and is based on preliminary estimates that could change materially as additional information is obtained.

(a)	Certain amounts from the historical consolidated financial statements of Tyme have been reclassified to conform to Syros’ presentation.

(b)	To reflect the effect of the Loan Amendment on interest expense.

(c)

For the year ended December 31, 2021, to record the post-combination stock-based compensation expense of $0.4 million related to the modification of certain awards extending the exercise period from 90 days to two years.

(d)

The pro forma combined basic and diluted earnings per share have been adjusted to reflect the pro forma net income for the year ended December 31, 2021 and the six months ended June 30, 2022. In addition, the number of shares used in calculating the pro forma combined basic and diluted net loss per share has been adjusted to reflect the estimated total number of shares of common stock of the combined company that was outstanding as of the Merger closing date. For the year ended December 31, 2021 and the six months ended June 30, 2022, the pro forma weighted average shares outstanding has been calculated as follows:

	Six Months Ended June 30, 2022	Year Ended December 31, 2021
Syros weighted-average shares outstanding	6,344,192	6,253,498
Shares of common stock issued to Tyme shareholders at consummation of the Merger	7,546,014	7,546,014
Shares of common stock issued in the PIPE Financing	6,387,173	6,387,173
Pre-funded warrants issued in the PIPE Financing	7,426,739	7,426,739

Pro forma weighted-average shares outstanding	27,742,305	27,613,424

(e)	To reflect the $5.0 million of PIPE Financing transaction costs allocated to the Warrants and expensed.

(f)	To reflect the $4.5 million severance for Tyme’s personnel in the related period due to the Merger.

Note 5—Accounting for the PIPE Financing and PIPE Warrants

The common stock, Pre-Funded Warrants, and Warrants should be accounted for as separate freestanding financial instruments, as they are separately exercisable and legally detachable.

The Company concluded that the Pre-Funded Warrants are equity-classified because they do not appear to be liabilities under ASC 480 as they neither embody an obligation to buy back the Company’s shares, nor embody an obligation to issue a variable number of shares. Further, they meet the criteria within ASC 480 that would entitle all holders of the Pre-Funded Warrants to receive the same consideration as all other holders of the Company’s common stock upon occurrence of a fundamental transaction, which does not preclude equity classification. The Company finalized its evaluation of the accounting, but is subject to change.

The Warrants meet the definition of a liability under ASC 480, because they embody an obligation to transfer cash equal to the Black Scholes Value upon occurrence of certain fundamental transactions. As such they are recorded at their fair value at issuance date and market-to-market at each reporting period. The fair value of the Warrants as of June 30, 2022 was determined using the Black-Scholes valuation model with the following assumptions:

Expected term (in years)	5
Risk-free interest rate	3.62%
Expected volatility	86.10%
Expected dividend rate	0.00%
Stock price	$7.35
Exercise price	$10.34

The assumptions used to calculate the pro forma Pre-Funded Warrants and Warrants values are based on information as of September 16, 2022. The pro forma combined financial statements include an estimate for transaction costs of $10.1 million, of which $5.0 million was allocated to the Warrants and expensed. All assumptions and estimates are preliminary and are subject to change based on the information and circumstances, if applicable, as of the consummation of the Merger.

Note 6—Accounting for Stock Based Compensation Arrangements

Most Tyme stock options granted under the Tyme stock option plans (whether or not then exercisable) that were outstanding prior to the effective time of the Merger became options to purchase Syros common stock. After the effective time, all outstanding and unexercised Tyme stock options assumed by Syros may be exercised solely for shares of Syros common stock. The number of shares of Syros common stock issuable upon the exercise of such options is equal to the number of shares of Tyme common stock subject to the unexercised portion of such Tyme option immediately prior to the effective time multiplied by the Exchange Ratio (rounded down to the nearest whole share number), at an exercise price per share equal to the exercise price per share of such Tyme option immediately prior to the effective time divided by the Exchange Ratio (rounded up to the nearest whole cent). The amendment of the terms of the Tyme stock options will be treated as a modification of the awards. Refer to the sections entitled “The Merger Agreement—Merger Consideration” and “The Merger Agreement—Treatment of Tyme Equity Awards and Warrants” beginning on pages 203 and 204, respectively, of the joint proxy statement/prospectus dated August 8, 2022, included in the Registration Statement, for further information regarding the Exchange Ratio.

Vesting of all unvested Tyme equity awards issued and outstanding was accelerated at the effective time of the Merger, and all such equity awards issued and outstanding at the time of the merger that are held by continuing service providers were assumed by Syros and remain issued and outstanding. For accounting purposes, since the original awards provided for acceleration of vesting upon a change of control, the entire fair value-based measure of the replaced awards is attributable to precombination service and included in the consideration transferred. In addition, the exercise period for certain of Tyme’s stock options is extended to two years (from 90 days). For accounting purposes, the extension of the exercise periods will result in a one-time charge in the combined company’s postcombination financial statements equal to the difference in the fair value of the options immediately prior to and immediately following the modification of the exercise period.